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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 24, 2003


                          MID-POWER SERVICE CORPORATION
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             (Exact name of registrant as specified in its charter)


         Nevada                      2-85602-D                    87-0398403
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     (State or other                 (Commission                 (IRS Employer
     jurisdiction of                 File Number)            Identification No.)
      incorporation)


    3800 Howard Hughes Parkway
            Suite 860A
        Las Vegas, Nevada                                        89109
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(Address of principal executive offices)                        (Zip Code)


                                 (702) 214-3615
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              (Registrant's telephone number, including area code)


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

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                       ITEM 3. BANKRUPTCY OR RECEIVERSHIP

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         On January 24, 2003,  Mid-Power Service  Corporation and a wholly owned subsidiary, Mid-Power Resource Corporation, filed petitions in the United States Bankruptcy Court for the District of Nevada in Las Vegas seeking protection under Chapter 11 of the Bankruptcy Code.

         These Chapter 11 petitions were filed following the termination of settlement negotiations with Edward Mike Davis and prior to expiration of the temporary restraining order and the hearing on Mid-Power's motion for a preliminary injunction in the pending action initiated by Mid-Power against Edward Mike Davis, Mid-Power Service Corporation, et al. v. Edward Mike Davis, et al., in Clark County, Nevada District Court. This state court action, initiated by Mid-Power in December 2002, included causes of action for fraud, breach of warranty, and conversion associated with Mid-Power's acquisition of the Clear Creek, Utah property and additional claims related to Colorado and Wyoming oil and gas ventures with Mr. Davis. Mr. Davis has also filed lawsuits in Colorado and Wyoming against Mid-Power respecting those ventures. The filing of the Chapter 11 petitions automatically stays further proceedings in the pending Nevada, Colorado and Wyoming lawsuits.

         Mr. Davis is Mid-Power's single largest unsecured creditor as a result of the issuance to him of a $10.0 million promissory note as partial consideration for the acquisition of the Clear Creek, Utah property in June 2002. Mr. Davis also owns approximately 61.2% of Mid-Power's outstanding common stock, which he also received in the Clear Creek acquisition. Mid-Power's second largest unsecured creditor is SCRS Investors, which is principally owned by James W. Scott, Mid-Power's president, chief executive officer and a director.

         Mid-Power will continue to manage and operate its properties and business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. As part of the Chapter 11 proceeding, Mid-Power expects to file a plan of reorganization for consideration by its creditors and approval by the court.

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                                   SIGNATURES

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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MID-POWER SERVICE CORPORATION


Dated:  January 24, 2003                        By:  /s/  James W. Scott
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                                                    James W. Scott, President